Exhibit 99.6

FOR IMMEDIATE RELEASE

AMERICAN TECHNOLOGY CORPORATION

ANNOUNCES $9.5 MILLION INSTITUTIONAL FINANCING

New Capital for Sales, Marketing and Deliveries of ATC’s

Directed Sound Products and Completion of New LRAD Products

SAN DIEGO, CA, August 7, 2006 – American Technology Corporation (ATC) (NASDAQ: ATCO), a leading innovator of proprietary commercial, government and military directed sound products and solutions announced today an agreement for approximately $9.5 million in institutional financing through the sale of common shares and warrants to selected institutional investors lead by Iroquois Capital and Special Situations, institutional investors who participated in the company’s July 2005 financing.

The company expects to use the net proceeds from this institutional financing for marketing, sales and deliveries of its proprietary directed sound products including HSS® H450 and H460 directional sound systems, LRAD™ 1000 and LRAD 500 long range acoustic devices, thin panel NeoPlanar® speaker products, as well as for completing new handheld LRAD, and ruggedized, networked, remotely operated LRAD products, and for general working capital.

The agreement provides, subject to standard closing conditions, for the issuance of 4,870,512 shares of the company’s common stock, and warrants to purchase an additional 1,948,205 shares of the company’s common stock. The shares of common stock are being issued at a price of $1.95 per share. The warrants have an exercise price of $2.67 per share and will be exercisable beginning six months after issuance until the fourth anniversary of issuance. If exercised, the warrants could generate up to an additional $5.2 million in proceeds to ATC. The company has agreed to file a registration statement covering the resale of any shares of common stock issued to investors at the expected closing of the financing, and upon the exercise of the warrants. The company’s Form 8-K, to be filed with the Securities and Exchange Commission, will provide a description of the other material terms of this transaction and copies of the executed documents.

This announcement does not constitute an offer to sell or a solicitation of an offer to buy shares of the company’s common stock or warrants. The shares and warrants being sold to the investors, and the shares that may be issued to them upon exercise of the warrants, have not been registered under the Securities Act of 1933 or applicable state securities laws and may not be offered or sold in the United States or any state thereof absent registration under the Securities Act and applicable state securities laws or an applicable exemption from the registration of the Securities Act and applicable state laws. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

About American Technology Corporation

American Technology Corporation is Shaping the Future of Sound® by providing directed audio solutions that place clear, highly intelligible sound exactly where needed. The Company’s award-winning HSS® (HyperSonic® Sound technology), powerful LRAD™ (Long Range Acoustic Device) products family, and breakthrough NeoPlanar® products family comprise the core of an expanding portfolio of proprietary directed sound products and technologies. For more information on the company and its technologies and products please visit our web site at www.atcsd.com.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, the matters discussed are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act. You should not place undue reliance on these statements. We base these statements on particular assumptions that we have made in light of our industry experience, the stage of product and market development as well as our perception of historical trends, current market conditions, current economic data, expected future developments and other factors that we believe are appropriate under the circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those suggested in the forward-looking statements, including but not limited to, the performance of our management team, market acceptance of our directed sound technologies and products, entry of competitors, the possibility our intellectual property protections will not prevent others from marketing products similar to or competitive with our products, potential technical or manufacturing difficulties that could delay product deliveries or increase warranty costs, and other risks identified and discussed in our filings with the Securities and Exchange Commission. These forward-looking statements are based on information and management’s expectations as of the date hereof. Future results may differ materially from our current expectations. For more information regarding other potential risks and uncertainties, see the “Risk Factors” section of the company’s Form 10-K for the year ended September 30, 2005 and Form 10-Q for the quarter ended March 31, 2006. American Technology Corporation disclaims any intent or obligation to update those forward-looking statements, except as otherwise specifically stated.

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FOR FURTHER INFORMATION CONTACT:

Investor Relations:

Robert Putnam

(858) 676-0519

robert@atcsd.com